Exhibit 99.1


           Arbor Realty Trust Announces First Quarter 2004 Results

     - Net income of $0.38 per share, up 33% from 4Q03

     - Return on equity of 11.2%

     - New loan fundings of $193.2 million

     - Total loans of $447 million at end of 1Q04, up 48% from December 31,
       2003

     - Initial public offering in April 2004 raised net proceeds of $125.4 million

     - Paid quarterly dividend on March 26 of $0.38 per share

    UNIONDALE, N.Y., May 6 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets, today announced financial results for the period ended March 31, 2004. Arbor reported net income for the quarter ended March 31, 2004 of $3.1 million, or $0.38 per common share. Return on equity, on an annualized basis, was 11.2%.
    Ivan Kaufman, Chairman and Chief Executive Officer, commented, "We are pleased with our financial performance in the first quarter. Our results reflect the successful deployment of funds from last July's private placement. The recent completion of our initial public offering further strengthens our financial position."
    "The origination volume in the first quarter is our highest quarterly volume since we commenced operations and our pipeline continues to be strong. We have expanded and diversified our product offering and are encouraged by the strong appetite for our products. We are confident that the capital we raised from our initial public offering, which was initially used to pay down debt, will be redeployed to fund future originations," concluded Mr. Kaufman.
    Total revenues for the quarter ended March 31, 2004 were $8.2 million, an increase of 49% from the previous quarter. Interest income for the first quarter was $8.2 million, an increase of 53% from the previous quarter. The balance in the loan portfolio increased from $322.0 million at the beginning of the quarter to $477.7 million by quarter end. The average balance of the loan and investment portfolio was $406.9 million during the quarter and the average yield on these assets was 7.94%.
    Interest expense for the quarter was $2.6 million, an increase of 177% from the previous quarter. This growth reflects increased leverage during the quarter, as more funds from the July 1, 2003 private placement were deployed. The average balance of debt financing was $250.2 million during the quarter and the average cost of these borrowings was 4.15%.

    Financing Activity
    In April 2004, Arbor completed an initial public offering of 6,272,500 common shares at $20 per share. Arbor sold 6,250,000 shares and a selling stockholder sold 22,500 shares. Concurrently, Arbor sold 500,000 shares, to an entity affiliated with one of its independent directors, at $20 per share. These offerings resulted in total net proceeds to Arbor of $125.4 million. Proceeds from the offerings were initially used for the repayment of indebtedness under an existing credit facility and a master repurchase agreement.
    Arbor maintains four financing facilities with total capacity of $650 million. Outstanding balances under these facilities totaled $382 million as of March 31, 2004. The additional capacity within these facilities, combined with the net proceeds raised in the IPO, provide ample liquidity to continue to fund the pipeline and grow the portfolio.

    Portfolio Activity
    During the first quarter, Arbor originated nine loans totaling $212.3 million, of which $193.2 million was disbursed on the closing date. Of the new loans, five were bridge loans totaling $105.4 million, three were mezzanine loans totaling $75.3 million and one loan was a junior participating interest for $12.5 million.
    At March 31, 2004, Arbor's loan portfolio balance was $477.7 million, with a weighted average current interest pay rate of 7.31%. At the same date, advances on financing facilities pertaining to the loan portfolio totaled $326.1 million, with a weighted average funding cost of 3.53%. These balances constitute an advance rate of approximately 68% as of March 31, 2004.
    Arbor's loan and investment portfolio continues to perform according to expectations and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend
    As previously disclosed, on March 26, 2004 Arbor paid a dividend of $0.38 per share for the quarter ended March 31, 2004 to stockholders of record on March 18, 2004.

    Earnings Conference Call
    Management will host a conference call on Thursday, May 6, 2004 at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (888) 396-2356 for domestic callers and (617) 847-8709 for international callers. The participant passcode for both is 36422598.
    After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com through June 4, 2004. In addition, a telephonic replay of the call will be available from May 6, 2004 to May 13, 2004. The replay dial-in number is (617) 801-6888. Please use passcode:
32249287.

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed from time to time in the Arbor's periodic and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

     Contacts:                          Investors:
     Rick Herbst,                       Stephanie Carrington/Denise Roche
     Chief Financial Officer            The Ruth Group
     Arbor Realty Trust, Inc.           646-536-7017 / 7008
     516-832-7408                       scarrington@theruthgroup.com
     rick.herbst@thearbornet.com        droche@theruthgroup.com


                           Arbor Realty Trust, Inc.

                     Consolidated Statement of Operations

         For the quarters ended March 31, 2004 and December 31, 2003

                                                        Quarter Ended
                                                 31-Mar-04         31-Dec-03
                                                (unaudited)       (unaudited)
    Revenue
       Interest income                          $8,163,391        $5,342,459
       Other income                                 21,104           156,002

            Total revenue                        8,184,495         5,498,461

    Expenses
       Interest expense                          2,623,893           947,877
       Employee compensation and benefits          613,306           493,491
       Stock-based compensation                    114,201           133,693
       Selling and administrative                  244,311           400,393
       Management fee                              293,118           294,000

            Total expenses                       3,888,829         2,269,454

            Income before minority
             interest                            4,295,666         3,229,007

            Income allocated to minority
             interest                            1,191,339           895,675

       Net income                               $3,104,327        $2,333,332

       Basic earnings per common share               $0.38             $0.28

       Diluted earnings per common share             $0.38             $0.28


                           Arbor Realty Trust, Inc.

                         Consolidated Balance Sheets

                     March 31, 2004 and December 31, 2003

                                                 31-Mar-04         31-Dec-03
    Assets                                      (unaudited)

      Cash                                      $5,329,340        $6,115,525
      Loans held for investment, net           438,888,731       286,036,610
      Related party loans, net                  38,765,525        35,940,881
      Available-for-sale securities, at
       fair value                               57,228,551               -
      Investment in equity affiliates            3,142,542         5,917,542
      Other assets                               6,058,973         4,153,874

            Total assets                      $549,413,662      $338,164,432

    Liabilities and stockholders' equity

      Notes payable and repurchase
       agreements                             $381,567,687      $172,528,471
      Other liabilities                         12,999,982        10,888,245

            Total liabilities                  394,567,669       183,416,716

    Minority interest                           43,627,186        43,631,602

    Stockholders' Equity:
      Preferred stock, $0.01 par value:
       100,000,000 shares authorized;
       3,146,724 shares issued and
       outstanding                                  31,467            31,467
      Common stock, $0.01 par value:
       500,000,000 shares authorized;
       8,199,567 shares issued and
       outstanding                                  81,996            81,996
      Additional paid - in capital             112,215,649       112,215,649
      Retained earnings (distributions in
       excess of earnings)                        (703,373)         (691,865)
      Deferred compensation                       (406,932)         (521,133)

    Total stockholders' equity                 111,218,807       111,116,114

            Total liabilities and
             stockholders' equity             $549,413,662      $338,164,432

SOURCE  Arbor Realty Trust, Inc.
    -0-                             05/06/2004
    /CONTACT: Rick Herbst, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7408, rick.herbst@thearbornet.com; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)

CO:  Arbor Realty Trust, Inc.
ST:  New York
IN:  RLT FIN
SU:  ERN CCA